SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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LENNAR CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2003

TO THE STOCKHOLDERS OF LENNAR CORPORATION:

      One of the items to be voted upon at Lennar Corporation’s Annual Meeting of Stockholders on April 8, 2003 is a proposal to increase the number of shares of Common Stock we are authorized to issue to 300,000,000 shares and the number of shares of Class B Common Stock we are authorized to issue to 90,000,000 shares.

      After the proxy materials relating to the Annual Meeting were distributed, Institutional Shareholder Services, which makes recommendations to institutional shareholders regarding voting at shareholders’ meetings, told us it felt that if the proposal to increase our authorized shares were approved, we would have what it views as too many authorized but unissued shares. It said that, based upon our currently outstanding shares, options and convertible securities, it believed we should not be authorized to issue, without a further stockholder vote, more than 170,000,000 shares of Common Stock or more than 45,000,000 shares of Class B Common Stock. Therefore, Institutional Shareholder Services said it would not recommend that institutions that hold our stock vote in favor of the proposed increase in the number of shares we are authorized to issue.

      Because we have no imminent need to be authorized to issue more than the number of shares Institutional Shareholder Services says would be acceptable to it, we have agreed with Institutional Shareholder Services that:

•	We will not, without approval of our stockholders given after the April 8, 2003 meeting, issue shares of Common Stock (which may be renamed Class A Common Stock) that would cause the total number of outstanding shares of our Common Stock to exceed 170,000,000 shares, or issue shares of Class B Common Stock that would cause the total number of outstanding shares of our Class B Common Stock to exceed 45,000,000 shares.

•	At our 2004 Annual Meeting of Stockholders (or an earlier meeting of our stockholders), we will propose to reduce the shares of Common Stock we are authorized to issue to 170,000,000 shares and to reduce the number of shares of Class B Common Stock we are authorized to issue to 45,000,000 shares.

      Our agreement with Institutional Shareholder Services does not change the proposal on which stockholders will be asked to vote at our Annual Meeting on April 8, 2003. However, it will affect the actions we can take if that proposal is approved. We are sending this letter so our stockholders will be aware of that.

Sincerely,

LENNAR CORPORATION